Exhibit 99.3

Everyday Health, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of Everyday Health, Inc. (herein referred to as “Everyday Health” or the “Company”) and DoctorDirectory.com, Inc. (“DoctorDirectory” or “DD”) after giving effect to Everyday Health’s acquisition of DoctorDirectory that was completed on November 12, 2014 (the “Acquisition Date”). The unaudited pro forma condensed combined financial information gives effect to Everyday Health’s acquisition of DoctorDirectory based on the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of September 30, 2014 is presented as if the acquisition of DoctorDirectory had occurred on September 30, 2014. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013 are presented as if the acquisition had occurred on January 1, 2013. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the assumed acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of operations, expected to have a continuing impact on the combined results.

The determination and preliminary allocation of the purchase consideration used in the unaudited pro forma condensed combined financial information are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the Acquisition Date) as the Company finalizes the valuations of the net tangible and intangible assets acquired.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined financial information for a number of reasons, including cost saving synergies from operating efficiencies and the effect of the incremental costs incurred to integrate the two companies.

The unaudited pro forma condensed combined financial information should be read in conjunction with the Company’s historical consolidated financial statements for the year ended December 31, 2013 and accompanying notes included in the Company’s prospectus dated March 27, 2014, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, the historical financial statements of DoctorDirectory for the year ended December 31, 2013 and the historical unaudited financial statements of DoctorDirectory as of and for the nine months ended September 30, 2014 contained in this Form 8-K/A.

Everyday Health, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2014

(in thousands)

	Historical
	Everyday Health, Inc.	DoctorDirectory	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$57,181	$4,018	$(18,681	)(c)	$42,518
Accounts receivable, net	41,940	2,308	4,337	(a)	48,585
Revenues in excess of billings	—	4,337	(4,337	)(a)	—
Deferred tax asset	133	429	—		562
Prepaid expenses and other current assets	6,760	187	—		6,947
Total current assets	106,014	11,279	(18,681)		98,612

Property and equipment, net	23,694	324	234	(a)	24,252
Goodwill	82,153	—	45,672	(b)(f)	127,825
Intangible assets, net	8,099	234	(234	)(a)
			24,530	(b)	32,629
Other assets	4,693	—	663	(c)	5,356
Total assets	$224,653	$11,837	$52,184		$288,674

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,946	$711	$—		$6,657
Accrued expenses	16,320	2,201	—		18,521
Deferred revenue	8,445	7	—		8,452
Current portion of long-term debt	2,500	—	500	(c)	3,000
Other current liabilities	873	—	—		873
Total current liabilities	34,084	2,919	500		37,503
Long-term Debt	37,000	—	50,500	(c)	87,500
Deferred tax liabilities	5,921	69	10,033	(f)	16,023
Other long-term liabilities	4,246	—	—		4,246

Stockholders’ equity:
Common stock	307	9	(9	)(e)	307
Treasury stock	(55)	(563)	563	(e)	(55)
Additional paid-in capital	283,427	2,390	(2,390	)(e)	283,427
Retained earnings (accumulated deficit)	(140,277)	7,013	(7,013	)(e)	(140,277)
Total stockholders’ equity	143,402	8,849	(8,849)		143,402
Total liabilities and stockholders’ equity	$224,653	$11,837	$52,184		$288,674

See notes to unaudited pro forma condensed combined financial information

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Everyday Health, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2013
(in thousands, except share and per share data)

	Historical
	Everyday Health, Inc.	DoctorDirectory	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Advertising and sponsorship revenue	$134,893	$—	$17,027	(a)	$151,920
Premium services revenue	20,957	—	—		20,957
Healthcare professional digital marketing	—	13,910	(13,910	)(a)	—
Market research and other	—	3,117	(3,117	)(a)	—
Total revenue	155,850	17,027	—		172,877

Operating expenses:
Cost of revenues	43,338	4,098	558	(a)	47,994
Sales and marketing	44,385	—	1,924	(a)	46,309
Product development	44,496	—	3,378	(a)(b)	47,874
General and administrative	26,725	—	4,048	(a)(b)
			(24	)(g)	30,749
Selling, general and administrative	—	6,867	(6,867	)(a)	—
Total operating expenses	158,944	10,965	3,017		172,926

Income (loss) from operations	(3,094)	6,062	(3,017)		(49)

Interest expense, net	8,442	—	2,046	(d)	10,488
Other expense	359	—	—		359

Income (loss) from continuing operations before provision for income taxes	(11,895)	6,062	(5,063)		(10,896)
Benefit (Provision) for income taxes	(1,102)	(2,359)	1,932	(h)	(1,529)

Income (loss) from continuing operations	$(12,997)	$3,703	$(3,131)		$(12,425)

Net loss from continuing operations per common share - basic and diluted	$(2.55)				$(2.43)

Weighted-average common shares outstanding - basic and diluted	5,103,351				5,103,351

See notes to unaudited pro forma condensed combined financial information

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Everyday Health, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2014
(in thousands, except share and per share data)

	Historical
	Everyday Health, Inc.	DoctorDirectory	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Advertising and sponsorship revenue	$107,484	$—	$15,097	(a)	$122,581
Premium services revenue	13,792	—	—		13,792
Healthcare professional digitial marketing	—	12,358	(12,358)	(a)	—
Market research and other	—	2,739	(2,739)	(a)	—
Total revenue	121,276	15,097	—		136,373

Operating expenses:
Cost of revenues	33,388	2,648	368	(a)	36,404
Sales and marketing	37,053	—	1,813	(a)	38,866
Product development	30,049	—	3,081	(a)(b)	33,130
General and administrative	21,225	—	3,277	(a)(b)
			(18)	(g)	24,484
Selling, general and administrative	—	6,258	(6,258)	(a)	—
Total operating expenses	121,715	8,906	2,263		132,884

Income (loss) from operations	(439)	6,191	(2,263)		3,489

Interest expense, net	2,948	—	1,329	(d)	4,277
Other expense	4,114	—	—		4,114

Income (loss) before provision for income taxes	(7,501)	6,191	(3,592)		(4,902)
Benefit (Provision) for income taxes	(1,003)	(2,411)	1,973	(h)	(1,441)

Net income (loss)	(8,504)	3,780	(1,619)		(6,343)
Series G Preferred Stock deemed dividend	(8,079)	—	—		(8,079)
Net income (loss) attributable to common stockholders	$(16,583)	$3,780	$(1,619)		$(14,422)

Net loss attributable to common stockholders per common share - basic and diluted	$(0.76)				$(0.66)

Weighted-average common shares outstanding - basic and diluted	21,962,026				21,962,026

See notes to unaudited pro forma condensed combined financial information

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Everyday Health, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(in thousands)

(1)	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2014 combines our historical condensed consolidated balance sheet with the historical condensed consolidated balance sheet of DoctorDirectory and has been prepared as if our acquisition of DoctorDirectory had occurred on September 30, 2014. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013 and for the nine months ended September 30, 2014 combine our historical condensed consolidated statements of operations with DoctorDirectory’s historical statements of income and have been prepared as if the acquisition had occurred on January 1, 2013. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of operations, expected to have a continuing impact on the combined results.

We have accounted for the acquisition in this unaudited pro forma condensed combined financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the Acquisition Date. Goodwill as of the Acquisition Date is measured as the excess of purchase price consideration over the fair value of net tangible and identifiable intangible assets acquired.

The pro forma adjustments described below were developed based on Everyday Health management’s assumptions and estimates, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from DoctorDirectory based on preliminary estimates of fair value. The final purchase consideration and the allocation of the purchase consideration will differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed combined financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other restructurings that could result from the acquisition.

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Everyday Health, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(in thousands)

(2)	Preliminary Purchase Consideration and Related Allocation

On November 12, 2014, Everyday Health acquired all of the outstanding equity of DoctorDirectory, a South Carolina corporation, which provides pharmaceutical companies with multi-channel interactive marketing services that target healthcare professionals, for a cash purchase price of $65,000. The Company expects that the DD acquisition will enable the Company to significantly increase the number of healthcare professionals it reaches, deepen and broaden its relationships with pharmaceutical companies, gain valuable expertise across sales, marketing and data and analytics, and introduce new products and services to healthcare professionals.

Under the terms of the Company’s existing credit facility agreement with a syndicated bank group, the Company maintained a revolver (“Revolver”) with a maximum borrowing limit of $35,000 and a term loan (“Term Loan”) of $40,000 (together, the “Credit Facility”). In anticipation of the DD acquisition discussed above, on November 6, 2014, the Company drew $35,000 under the revolver portion of its Credit Facility, and on November 10, 2014, amended the Credit Facility. Among other matters, the amendment (i) increased the Term Loan from $39,000 outstanding as of the acquisition date to $60,000; (ii) increased the maximum borrowing limit of the Revolver from $35,000 to $55,000; (iii) extended the maturity date of the Term Loan and the due date of principal on the Revolver from March 2019 to November 2019; (iv) approved and consented to the acquisition of DD; and (v) effected certain modifications to the covenants and terms as set forth in the Amended and Restated Credit Facility agreement. On November 17, 2014, the Company repaid $5,000 of the November 6, 2014 advance, yielding a net borrowing for the acquisition of $51,000.

The following table summarizes the preliminary allocation of the assets acquired and liabilities assumed based on their fair values on the assumed acquisition date of September 30, 2014 and the related estimated useful lives of the amortizable intangible assets acquired:

		Preliminary estimated useful life
Current assets	$7,261
Non-current assets	558
Current liabilities	(2,919)
Non-current liabilities	(10,102)
Finite-lived intangible assets:
Customer Relationships	15,390	10 years
Tradename	8,110	7 years
Technology	1,030	3 years
Goodwill	45,672
	$65,000
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Everyday Health, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(in thousands)

The Company believes the amount of goodwill resulting from the allocation of purchase consideration is primarily attributable to expected synergies from future growth, mainly from expanding the reach with healthcare professionals, deepening and broadening the advertising and promotional opportunities with pharmaceutical companies, and gaining valuable expertise across sales, marketing, and data and analytics. Goodwill is not expected to be deductible for tax purposes. In accordance with ASC 805, goodwill will not be amortized but instead will be tested for impairment at least annually and more frequently if certain indicators of impairment are present. In the event that goodwill has become impaired, the Company will record an expense for the amount impaired during the fiscal quarter in which the determination was made.

Upon completion of the fair value assessment, it is anticipated that the final purchase price allocation will differ from the preliminary assessment outlined above. Any changes to the preliminary estimates of the fair value of the assets acquired and liabilities assumed will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

(3)	Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(a)	The following reclassifications have been made to the presentation of DoctorDirectory’s historical financial statements in order to conform to Everyday Health’s presentation:

Website development costs of $234 was reclassified from intangible assets to property and equipment.

Revenues in excess of billings of $4,337 was reclassified to accounts receivable.

For the year ended December 31, 2013, Healthcare Professional Digital Marketing revenue of $13,910 and Marketing Research and Other revenue of $3,117 were reclassified to Advertising and Sponsorship revenue.

For the nine months ended September 30, 2014, Healthcare Professional Digital Marketing revenue of $12,358 and Marketing Research and Other revenue of $2,739 were reclassified to Advertising and Sponsorship revenue.

For the year ended December 31, 2013, Selling, General and Administrative expense of $1,924 was reclassified to Sales and Marketing expense; Selling, General and Administrative expense of $3,035 was reclassified to Product Development expense; Selling, General and Administrative expense of $1,350 was reclassified to General and Administrative expense; and Selling, General and Administrative expense of $558 was reclassified to Cost of Revenues.

For the nine months ended September 30, 2014, Selling, General and Administrative expense of $1,813 was reclassified to Sales and Marketing expense; Selling, General and Administrative expense of $2,823 was reclassified to Product Development expense; Selling, General and Administrative expense of $1,254 was reclassified to General and Administrative expense, and Selling, General and Administrative expense of $368 was reclassified to Cost of Revenues.

(b)	To record preliminary fair values of the intangible assets acquired in connection with the DoctorDirectory acquisition and associated amortization expenses:
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Everyday Health, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(in thousands)

	Preliminary fair values	Preliminary estimated useful life	Nine months amortization based on preliminary fair values	Annual amortization based on preliminary fair values
Customer Relationships	$15,390	10 years	$1,154	$1,539
Tradename	8,110	7 years	869	1,159
Technology	1,030	3 years	258	343
Goodwill	45,672		—	—
	$70,202		$2,281	$3,041

For the year ended December 31, 2013, pro forma amortization expense of $2,698 and $343 was recorded to General and Administrative expense and Product Development expense, respectively.

For the nine months ended September 30, 2014, pro forma amortization expense of $2,023 and $258 was recorded to General and Administrative expense and Product Development expense, respectively.

(c)	To adjust debt obligations for the $51,000 of additional borrowings under the Company’s Amended and Restated Credit Facility (the “Amended Credit Facility”) used to finance the acquisition, including reclassification of $500 to the current portion of long-term debt in connection with the amendments.

The adjustment to cash and cash equivalents pertains to the use of proceeds from the Amended Credit facility offset by the purchase consideration and other items, as follows:

Cash from Amended Credit Facility, net of cash paid for debt issuance costs (1)	$50,337
Cash purchase price	(65,000)
Elimination of DoctorDirectory cash balance (2)	(4,018)
Pro forma adjustment to cash and cash equivalents	$(18,681)

(1) Everyday Health incurred debt issuance costs of $663 in connection with amendments to the Credit Facility, which was recorded as deferred financing costs and reflected as a pro forma adjustment to Other Assets.

(2) As per the terms of the merger agreement, the DoctorDirectory cash balance at closing was not part of the assets and liabilities assumed by the Company.

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Everyday Health, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(in thousands)

(d)	To record incremental interest expense related to the additional borrowings on the Amended Credit Facility in connection with financing the DoctorDirectory acquisition, and amortization of related deferred financing costs.

The Amended Credit Facility is a variable interest rate debt agreement. A 1/8% increase in the variable interest rate on the Amended Credit Facility would result in additional pro forma interest expense of approximately $63 for the year ended December 31, 2013 and $44 for the nine months ended September 30, 2014.

(e)	To eliminate DoctorDirectory historical equity as of September 30, 2014.

(f)	To record approximately $10,033 of goodwill and related net deferred tax liabilities resulting from basis differences in acquired intangible assets that cannot be offset by current and prior year deferred tax assets. For the year ended December 31, 2014, the Company will record a one-time benefit to the provision for income taxes, estimated to be $10,033, as a result of reducing the deferred tax valuation allowance related to these intangible assets. The benefit is not included as a pro forma adjustment as it will not have a continuing impact on the combined results.

(g)	To eliminate stock-based compensation expense of $24 and $18 recorded by DoctorDirectory during the year ended December 31, 2013 and the nine months ended September 30, 2014, respectively.

(h)	To eliminate the DoctorDirectory historical federal tax provision of $1,932 and $1,973 for the year ended December 31, 2013 and the nine months ended September 30, 2014, respectively, as the combined entity would have a loss before provision for income taxes for these periods.
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